AMENDMENT NUMBER FOUR
                                     TO THE

                           SMITHWAY MOTOR XPRESS, INC.
                  401(K) RETIREMENT SAVINGS AND INVESTMENT PLAN

     Section 8.1 of Article VIII of the Smithway Motor Xpress, Inc. 401(k) Retirement Savings & Investment Plan (the "Plan") provides that the Employer has the right to amend the Plan. In accordance with those provisions, the Plan is hereby amended as follows:

1.       The following sentence is added to the end of Section 1.23:
         A Former Participant shall include a person who was a Participant in the Smithway Motor Xpress ESOP whose interest in that plan was transferred to this Plan, but who did not otherwise become a Participant in this Plan.

2.       The following sentences are added to the end of Section 1.41:

         A Participant's Account shall also be credited with a Participant's or Former Participant's interest in the Smithway ESOP, if any, that is transferred to the Plan upon the merger of that plan into the Plan. A separate accounting shall be maintained with respect to that portion of the Participant's Account attributable to the Employer's Non-Elective Contributions and to the interest in the Smithway ESOP, if any, that is transferred to the Plan. That part of the each Participant's Account which represents the Participant's or Former Participant's interest in the Smithway ESOP transferred to the Plan, including the investment earnings or losses on that amount, shall be referred to in this Plan as the Participant's ESOP Account.

3.       The following sentence is added at the end of Section 1.51:

         A Terminated Participant shall include any person who was a participant in the Smithway Motor Xpress ESOP whose interest in that plan was transferred to this Plan upon the merger of that plan into this Plan, but who did not otherwise become a Participant in this Plan because he terminated employment, other than by death Total and Permanent Disability or retirement, prior to the date of the merger.

4.       The following new Section 1.64 is added:

         1.64 "Smithway Motor Xpress ESOP" means the Smithway Motor Xpress, Inc. Employee Stock Ownership Plan and Trust, which was merged into this Plan, effective January 1, 1997.

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5.       The following new Section 1.65 is added:

         1.65 "Company Stock" means Class A common stock of Smithway Motor Xpress Corp.

6.       The following new Section 1.66 is added:

         1.66 "Investment Funds" mean the funds selected by the Administrator for investment by Participants where the Participant is permitted to individually direct his accounts in accordance with Section 4.12 of the Plan.

7.       The following new sentence is added at the end of Section 3.3:

         Notwithstanding the foregoing, each Employee who was a Participant on December 31, 1996, in the Smithway Motor Xpress ESOP, but who was not otherwise a Participant in this Plan on that date, shall become a Participant effective January 1, 1997.

8.       The following new sentences are added at the end of Section 4.12(a):

         No Participant shall be permitted to direct the investment of his Participant's ESOP Account until March 1, 1997. After February 28, 1997, the Administrator may limit purchases and sales of Company Stock in any manner he deems appropriate.

9.       The following new Section 4.12(c) is added:

                  (c) The Administrator shall be responsible for selecting and establishing the Investment Funds that allow each Participant a choice of how to invest his Directed Investment Account. The Trustee shall be responsible for monitoring the performance of the Investment Funds and informing the Committee of the investment objectives and characteristics of each. The Administrator shall be responsible for communicating the descriptions of the Investment Funds and the procedures for making and changing investment elections to Participants.

                           The selection of investment choices shall be the sole
         responsibility of each Participant, and no employee or representative of an Employer or of the Trustee is authorized to make any recommendation to any Participant about his investment choices.

10.      The following new Section 4.12(d) is added:

                  (d) For purposes of this Section 4.12, the term "Participant" shall include any Former Participant with a balance remaining in any account under the Plan.

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11.      The following new Section 4.13 is added:

         4.13     COMPANY STOCK FUND

                           The Administrator shall establish the Company Stock Fund as one of the Investment Funds under the Plan. The Company Stock Fund shall be invested exclusively in Company Stock except for such temporary small investments in cash or other liquid assets as the Administrator may deem appropriate to facilitate benefit payments, investment in Company Stock and changes to and from the Company Stock Fund. Dividends, if any, paid upon shares of Company Stock in the Company Stock Fund will automatically be reinvested in such Fund. There are no guarantees with respect to principal or investment return. Participants shall be entitled to exercise all voting rights with respect to shares of Company Stock in which their Directed Investment Account is invested. Participants may invest in the Company Stock Fund in accordance with the procedures established and communicated to Participants for the Plan's Investment Funds.

11.      The following new Section 4.14 is added:

         4.14 ALLOCATION AND VESTING FOR AMOUNTS TRANSFERRED FROM SMITHWAY MOTOR XPRESS ESOP

                           The accounts of each participant in the Smithway Motor Xpress ESOP shall be transferred to this Plan, effective January 1, 1997, and allocated to the Participant Account established for the participant. In no event shall an individual's Vested percentage in the amount transferred from the Smithway Motor Xpress ESOP be less than the individual's vested percentage in his ESOP account as of December 31, 1996.

12. The last sentence in Section 6.10 is deleted and replaced with the following:

         Notwithstanding the above:

                  (a) pre-retirement distributions from a Participant's Elective Account shall not be permitted prior to the Participant attaining age 59 1/2 except as otherwise permitted under the terms of the Plan; and

                  (b) for the Plan Year ending December 31, 1997, pre-retirement distributions from a Participant's ESOP Account shall not be permitted.

13.      The following new Section 6.12 is added:

         6.12 SPECIAL RULES FOR COMPANY STOCK TRANSFERRED FROM SMITHWAY MOTOR XPRESS ESOP

                   (a)      IN GENERAL.  The special rules set forth in this
          Section 6.12 shall apply to the distribution of that portion of a Participant's or Former

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                  Participant's  interest in the Plan that was transferred  from the Smithway Motor Xpress ESOP, and that has remained invested in Company Stock.

                           (b) INTEREST TO WHICH RULES APPLY.  These rules shall
                  apply only to that portion of a Participant's or Former Participant's interest in the Plan that (i) is invested in Company Stock, (ii) was initially transferred from the Smithway Motor Xpress ESOP upon the merger of that plan into the Plan, and (iii) has remained invested at all times following the date of merger in Company Stock. This portion of a Participant's or Former Participant's interest in the Plan shall be referred to in this Section 6.12 as the Participant's ESOP Stock Interest.

                           (c) RIGHT TO DEMAND  DISTRIBUTION IN COMPANY STOCK. A
                  Distribution of a Participant's ESOP Stock Interest may be made in cash or Company Stock or both, provided, however, that if a Participant or Beneficiary so demands, the Participant's ESOP Stock Interest shall be distributed only in the form of Company Stock. Prior to making a distribution of benefits, the Administrator shall advise the Participant or his Beneficiary, in writing, of the right to demand that benefits be distributed solely in Company Stock. If a Participant or Beneficiary demands that benefits be distributed solely in Company Stock, distribution of a Participant's benefit shall be made entirely in whole shares or other units of Company Stock.

                           (d) PUT OPTION. If a Participant's ESOP Stock Interest is distributed in the form of Company Stock and, at the time of distribution, the Company Stock is not publicly traded or is subject to a trading limitation, the Company Stock distributed shall be subject to a put option. For purposes of this paragraph, a "trading limitation" is a restriction under any Federal or State securities law or any regulation thereunder, or an agreement affecting the Company Stock which would make the Company Stock not as freely tradeable as stock not subject to such restriction.

                                    (i)  EXERCISE OF PUT OPTION.  The put option
                           must be exercisable only by a Participant or Former Participant, by the Participant's or Former Participant's donees, or by a person (including an estate or its distributee) to whom the Company Stock passes by reason of a Participant's death. (Under this Section, Participant or Former Participant includes the Beneficiaries of the Participant or Former Participant under the Plan.) The put option must permit a Participant to put the Company Stock to the Employer. Under no circumstances may the put option bind the Plan. However, it shall grant the Plan an option to assume the rights and obligations of the Employer at the time that the put option is exercised.

                                    (ii)    DURATION OF OPTION.  The put option
                           shall commence as of the day following the date the Company Stock is distributed

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                           to the Former Participant and end 60 days thereafter.
                           If not exercised within such 60-day period, an additional 60-day option shall commence on the first day of the fifth month of the Plan Year next following the date the stock was distributed to the Former Participant (or such other 60-day period as provided by Regulation). However, in the case of
                           Company  Stock  that  is  publicly   traded   without
                           restrictions when distributed, but ceases to be so traded after distribution within either of the 60-day periods described herein, the Employer must notify each holder of such Company Stock in writing on or before the tenth day after the date the Company Stock ceases to be so traded that for the remainder of the applicable 60-day period the Company Stock is subject to the put option. The number of days between the tenth day and the date on which notice is actually given, if later than the tenth day, shall be added to the duration of the put option. The notice shall inform distributees of the term of the put options that they are to hold. The terms must satisfy the requirements of this paragraph. The period during which the put option is exercisable does not include any time when a distributee is unable to exercise it
                           because   the  party  bound  by  the  put  option  is
                           prohibited from honoring it by applicable Federal or State law.

                                    (iii) MANNER OF EXERCISING  OPTION.  The put
                           option is exercised by the holder notifying the Employer in writing that the put option is being exercised. The notice shall state the name and address of the holder and the number of shares to be sold. The price at which a put option must be exercisable is the value of the Company Stock determined in accordance with Regulation 54.4975-11(d)(5).

                                    (iv) TOTAL DISTRIBUTIONS.  Payment under the
                           put option involving a "Total Distribution" shall be paid in substantially equal monthly, quarterly, semiannual or annual installments over a period certain beginning not later than thirty (30) days after the exercise of the put option and not extending beyond five (5) years. For purposes of this Subsection (iv), "Total Distribution" means a distribution to a Participant or his Beneficiary within one taxable year of the entire Vested Participant's Account.

                                    (v) OTHER PAYMENT TERMS.  The provisions for
                           payment under a put option shall be reasonable. In the case of any deferred payment, adequate security shall be given and a reasonable interest rate shall be paid on the unpaid amounts. Payment under a put option must not be restricted by the provisions of loan or another arrangement, including the terms of the Employer's articles of incorporation, unless so required by applicable state law.

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                           (e) RIGHT OF FIRST REFUSAL.  If a Participant's  ESOP
                  Stock Interest is distributed in the form of Company Stock and, at the time of distribution, the Company Stock is not publicly traded, the Company Stock distributed shall be subject to a right of first refusal as set forth in this
                  Section 6.12(e).

                                    (i) NOTICE  AND  EXERCISE  OF RIGHT.  If any
                           person to whom shares of Company Stock are distributed under this Section 6.12 desires to sell some or all of the shares (the "Offered Shares") to a third party (the "Third Party"), the Selling Participant shall give written notice of such desire to the Employer and the Administrator. The notice shall contain the number of shares offered for sale, the proposed terms of the sale and the names and addresses of both the Selling Participant and Third Party. Both the Trust Fund and the Employer shall each have the right of first refusal for a period of fourteen (14) days from the date the Selling Participant gives such written notice to the Employer and the Administrator to acquire the Offered Shares. As between the Trust Fund and the Employer, the Trust Fund shall have priority to acquire the shares pursuant to the right of first refusal. The selling price and terms shall be the same as offered by the Third Party.

                                    In no event,  however, may the selling price
                           and other terms under the right be less favorable to the Selling Participant than the greater of the value of the security determined under Regulation 54.4975-11(d)(5), or the purchase price and other terms offered by a buyer (other than the Employer or the Trust Fund), making a good faith offer to purchase the security.

                                    (ii) FAILURE TO EXERCISE RIGHT. If the Trust
                           Fund and the Employer do not exercise their rights of first refusal within the required fourteen (14) day period provided above, the Selling Participant shall have the right, at any time following the expiration of such fourteen (14) day period, to dispose of the Offered Shares to the Third Party; provided, however, that (1) no disposition shall be made to the Third Party on terms more favorable to the Third Party than those set forth in the written notice delivered by the Selling Participant above, and (2) if such disposition shall not be made to a third party on the terms offered to the Employer and the Trust Fund, the offer shares shall again be subject to the right of first refusal set forth above.

                                    (iii)  CLOSING  OF  PURCHASE.   The  closing
                           pursuant to the exercise of the right of first refusal shall take place at such time and place agreed upon between the Administrator and the Selling Participant, but not later than ten (10) days after the Employer or the Trust Fund shall have notified the Selling Participant of the

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                           exercise  of the  right  of  first  refusal.  At such
                           closing,   the  Selling   Participant  shall  deliver
                           certificates representing the Offered Shares duly endorsed in blank for transfer, or with stock powers attached duly executed in blank with all required transfer tax stamps attached or provided for, and the Employer or the Trust Fund shall deliver the purchase price, or an appropriate portion thereof to the Selling Participant.

                           (f) NONTERMINABLE PROTECTIONS AND RIGHTS. None of the
                  Company Stock subject to a Participant's ESOP Stock Interest may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and when distributed from the Trust Fund, except as provided in Sections 6.12(d) and 6.12(e). The protections and rights granted in these Sections 6.12(d) and 6.12(f) are nonterminable, and such protections and rights shall continue to exist under the terms of this Plan. No amendment to the Plan shall cause a termination of these protections and rights.

                           (g) DISTRIBUTION OF ESOP STOCK INTEREST. Unless the Participant, Former Participant, or Beneficiary elects in writing a longer distribution period, distributions attributable to a Participant's ESOP Stock Interest shall be in substantially equal monthly, quarterly, semiannual, or annual installments over a period not longer than five (5) years. In the case of a Participant's ESOP Stock Interest in excess of $500,000, the five (5) year period shall be extended one (1) additional year (but not more than five (5) additional years) for each $100,000 or fraction thereof by which such balance exceeds $500,000. The dollar limits shall be adjusted at the same time and in the same manner as provided in Code
                  Section 415(d).

14.      The following new Section 7.2(c)  is added:

         (c)      The Trustee may acquire and hold Company Stock.

15. Section 7.3(r) is amended by adding the following sentence at the end of that section:

                  For purposes of this Section 7.3(r), the term "Participant" shall include any Former Participant with a balance remaining in any account under the Plan.

16.      The following new Section 7.4(f)  is added:

         (f)      For the Plan Year ending December 31, 1997:

                  (i) the value of a Participant's ESOP Account shall be excluded in determining the maximum amount a Participant may borrow from the Plan; and

                  (ii) no loans shall be permitted from a Participant's ESOP Account.

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         Numbered item 11, above,  is effective March 1, 1997; the other changes made by this Amendment are effective January 1, 1997.

         IN WITNESS WHEREOF, on this 30th day of December, 1996, Smithway Motor Xpress, Inc. hereby adopts this Amendment.


                           SMITHWAY MOTOR XPRESS, INC.
                           By:   /s/ WILLIAM G. SMITH

                           Title:   President

ATTEST:

/s/ G. LARRY OWENS            8